SHAREHOLDERS AGREEMENT



Memorandum of Agreement made and entered into at the city of Montreal, Province of Quebec, on the 20th day of June, 1996 (hereinafter referred to as the "Agreement").

AMONG: SOCIETE EN COMMANDITE FONDS D'INVESTISSEMENT EN BIOTECHNOLOGIE BIOCAPITAL, a limited partnership formed under the laws of the Province of Quebec, herein acting and represented by its general partner, Gestion et investissement en biotechnologie Biocapital Inc. (hereinafter referred to as "Biocapital I")

                             Party of the First Part

AND: SOCIETE EN COMMANDITE FONDS D'INVESTISSEMENT EN BIOTECHNOLOGIE BIOCAPITAL II, a limited partnership formed under the laws of the Province of Quebec, herein acting and represented by its general partner, Gestion Biocapital II Inc. (hereinafter referred to as "Biocapital II")

                            Party of the Second Part

AND: MULTIPEDE HOLDINGS INC., a body politic duly incorporated under the laws of Canada (hereinafter referred to as "Multipede")

                             Party of the Third Part

AND: FONDS DE SOLIDARITE DES TRAVAILLEURS DU QUEBEC (F.T.Q.), a body politic duly incorporated under the Loi constituant le Fonds de solidarite des travailleurs du Quebec (F.T.Q.) (hereinafter referred to as the "Fonds")

                            Party of the Fourth Part

AND: INDUSTRIES DEVMA INC., a body politic duly incorporated under the laws of Quebec (hereinafter referred to as "Devma")

                             Party of the Fifth Part

        (Biocapital I, Biocapital II, Multipede, Fonds and Devma are hereinafter collectively referred to as the "Shareholders" and individually as a "Shareholder")

AND     PATTI MENARD, residing in the city of Sarasota, Florida, U.S.A.

                             Party of the Sixth Part

AND:    MARC PAQUIN, residing in the city of Sarasota, Florida, U.S.A.

                            Party of the Seventh Part

Whereas the stated capital of Haemacure Corporation (the "Corporation") consists of an unlimited number of common shares and an unlimited number of preferred shares (hereinafter referred to collectively as the "Shares" and individually as a "Share");

Whereas the Corporation intends to make an initial public offering on or before July 31, 1996;

Whereas Biocapital I, Biocapital II, Multipede, Capital Pharma Inc., Pharmascience Inc., Haemacure Biothech and Company, Limited Partnership No. 1, Societe Innovatech du Grand Montreal, Fonds, Devma and the Corporation entered into a unanimous Shareholders' Agreement on July 27, 1994;

Whereas the Parties to the unanimous Shareholders' Agreement have agreed, pursuant to an agreement dated April 24, 1996, to terminate the unanimous Shareholders' Agreement of July 27, 1994 upon the date of closing of the initial public offering of the Corporation, provided that closing occurs on or before July 31, 1996;

Whereas pursuant to said agreement dated April 24, 1996, the parties hereto agreed to enter into a Shareholders' Agreement to take effect upon termination of the unanimous Shareholders' Agreement dated July 27, 1994 and provided closing of the initial public offering of the Corporation occurs on or before July 31, 1996;

Whereas Marc Paquin and Patti Menard collectively control (as this term is defined in the Canada Business Corporations Act) Multipede;

Now  therefore,   in   consideration  of  the  mutual   covenants,   agreements,
representations and warranties herein set forth and provided for, the parties do hereby agree as follows:

1.   Representation on the Board of Directors of the Corporation

     1.1. Subject to Section 1.2 below, the Shareholders covenant and agree to vote their respective Shares so that upon the filing of the Prospectus (as defined in Section 4.1 below), Devma shall be entitled to appoint two (2) representatives on the Board of Directors of the Corporation and of each subsidiary thereof (hereinafter referred to collectively as the "Board") and Biocapital I and Biocapital II together, Fonds and Multipede shall each be entitled to appoint one
          (1) such representative;

     1.2. Notwithstanding Section 1.1 and subject to Section 1.3 below, as soon as a Shareholder disposes of or acquires Shares from the date hereof, then such Shareholder or, if such Shareholder is Fonds, Biocapital I or Biocapital II, then Biocapital Group (as defined below) shall be entitled to appoint one (1) representative on the Board for each block of 10% held by it in the issued and outstanding common shares (computed on a fully diluted basis) of the capital stock of the Corporation.

     1.3. For the purposes of Section 1.2 above only, Fonds, Biocapital I and Biocapital II (collectively the "Biocapital Group"), shall be considered as one Shareholder and their respective shareholdings shall be combined for the purpose of computing the percentage of common shares held in the Corporation; for greater certainty, none of the other Shareholders shall be entitled to combine their respective shareholdings for the purpose of computing their percentage of common shares held in the Corporation.

2.   Exercise of the Right to Vote

     2.1. Each of the Shareholders covenants and agrees to vote its Shares at all times and to cause its nominee or nominees to the Board to act at all times, in order to give full effect to the provisions of this Agreement, the whole subject to the fiduciary duties of the directors of the Corporation to act at all times in the best interest of the Corporation.

3.   Right of First Refusal

     3.1. Sale of a Block of Shares. In the event that a Shareholder (hereinafter referred to as the "Selling Shareholder") wishes to sell a Block of Shares (as defined in Section 3.3 below) or receives a bona fide arms-length offer (hereinafter referred to as the "Third Party Offer") from a third party (hereinafter referred to as the "Third Party") to purchase a Block of Shares for a consideration expressed and payable in cash or by certified cheque at closing and if Selling Shareholder wishes to accept the Third Party Offer, the following provisions shall apply:

          (i) such Shareholder shall forward a notice in writing (hereinafter referred to as the "Notice") to all of the other Shareholders (hereinafter referred to as the "Remaining Shareholders") stating the number of Shares it wishes to sell and the minimum price per share below which it is not interested to sell its Block of Shares or, as the case may be, that it has received a Third Party Offer which it wishes to accept and indicating the number of Shares to be sold by the Selling Shareholder, the price per share at which such Selling Shareholder intends to sell to the Third Party, any reasonable information on the Third Party which the Remaining Shareholders or any one of them may request as well as a copy of the Third Party Offer (the Shares to be sold by the Selling Shareholder either on the stock market or pursuant to a Third

                 Party Offer are hereinafter referred to collectively as the "Offered Shares" and individually as an "Offered Share");

          (ii) in the case of a sale of Shares on a stock exchange, each of the Remaining Shareholders shall have twenty-four (24) hours (excluding the hours forming part of a Saturday or a non-juridical day within the meaning of the Code of Civil
                 Procedure of Quebec) from the date of receiving the Notice within which to forward, in good faith, a notice in writing (hereinafter referred to as the "Notice of Interest") to the Selling Shareholder indicating that such Remaining Shareholder is interested to purchase all, and not less than all, of the Offered Shares of the Selling Shareholder for an amount equal to the closing price of the common shares of the Corporation on the Montreal Exchange ("ME") on the last day of the Time-limit (as defined below) (the "Quoted Price") but subject to Section 3.1(ix) below; the forwarding of the Notice of Interest by a Remaining Shareholder shall not impose upon it the obligation to purchase the Offered Shares; each of the Remaining Shareholders that has forwarded a Notice of Interest as per the provisions of this paragraph (ii) shall have ten (10) days (hereinafter referred to as the "Time-limit") from the date of receiving the Notice within which to forward a notice in writing (hereinafter referred to as the "Acceptance Notice") to the Selling Shareholder indicating that:

                 (a) such Remaining Shareholder confirms that it shall purchase all, and not less than all, of the Offered Shares of the Selling Shareholder for an amount equal to the Quoted Price but subject to Section 3.1(ix) below (hereinafter referred to as the "First Option"); or

                 (b) such Remaining Shareholder does not wish to exercise the First Option and the Selling Shareholder may, as far as such Remaining Shareholder is concerned, proceed with the sale of the Offered Shares (hereinafter referred to as the "Second Option");

          (iii) in the case of a Third Party Offer or in the case of a sale of Shares other than on a stock exchange, each of the Remaining Shareholders shall have ten (10) days from the date of receiving the Notice within which to forward a notice in writing (hereinafter referred to as the "Third Party Acceptance Notice") to the Selling Shareholder indicating that:

                 (a) such Remaining Shareholder wishes to purchase all, and not less than all, of the Offered Shares that it shall purchase all, and not less than all, of the Offered Shares of the Selling Shareholder for an amount equal to the purchase price for such Offered Shares set forth in the Third Party Offer or in the Notice, as the case may be (hereinafter referred to as the "Third Party First Option"); or

                 (b) such Remaining Shareholder does not wish to exercise the Third Party First Option and the Selling Shareholder may, as far as such

                      Remaining Shareholder is concerned, proceed with the sale of the Offered Shares (hereinafter referred to as the "Third Party Second Option");

          (iv) in the event that the Selling Shareholder does not receive from a Remaining Shareholder the Notice of Interest, within the twenty-four (24) hour delay mentioned in paragraph (ii) above or, as the case may be, the Acceptance Notice or the Third Party Acceptance Notice within the Time-limit, such Remaining Shareholder shall be deemed to have elected the Second Option or the Third Party Second Option, as the case may be;

          (v) in the event that more than one (1) of the Remaining Shareholders has elected the First Option or the Third Party First Option, as the case may be, such Remaining Shareholders shall be deemed to have elected to purchase all, and not less than all, of the Offered Shares of the Selling Shareholder, (i) pro rata to their respective holdings of common shares, excluding the common shares held by the Selling Shareholder, the shareholders of the Corporation not party to this Agreement and the Remaining Shareholders having exercised the Second Option, or the Third Party Second Option, as the case may be, at the time of receipt of the Notice by such Remaining Shareholders or (ii) as such Remaining Shareholders may otherwise agree in writing amongst themselves; in the event that only one (1) of the Remaining Shareholders has elected the First Option, or the Third Party First Option, as the case may be, such Remaining Shareholder shall be deemed to have elected to purchase all, and not less than all, of the Offered Shares of the Selling Shareholder;

          (vi) the closing of the purchase and sale of the Offered Shares of the Selling Shareholder, in accordance with the terms of this
                 Section 3.1 shall occur, notwithstanding anything to the contrary in the Third Party Offer, two (2) days following the expiry of the Time-limit at which time the purchase price thereof shall be paid in full by cash or certified cheque and ownership of the said common shares shall be transferred to the purchaser(s) thereof, free and clear of all liens, charges or encumbrances of any kind or nature whatsoever;

          (vii) the Third Party Offer shall include a provision to the effect that the Third Party shall execute at the time of closing of its acquisition of the Offered Shares of the Selling Shareholders, such documents, agreements and instruments as may be necessary in the opinion of counsel to other Remaining
                 Shareholders, acting reasonably, to bind such Third Party to the terms and conditions of this Agreement, it being understood that such Third Party shall also benefit from the rights conferred upon the Selling Shareholder hereunder;

          (viii) the closing of the purchase and sale of the Offered Shares to the Third Party shall occur within fifteen (15) days following the expiry of the Time-limit, failing which the provisions of this Section 3.1 shall apply de novo;

          (ix) in the case of a sale on a stock exchange, it is understood and agreed that if the Quoted Price is lower than the minimum price indicated in the Notice, the Selling Shareholder shall not be obligated to sell any of the shares forming part of the Block of Shares; it is also understood and agreed that if the Quoted Price is greater by more than ten percent (10%) than the closing price of the common shares of the Corporation on the ME on the day the Notice is received by the Remaining Shareholders, then any Remaining Shareholder having exercised the First Option shall not be obligated to purchase the shares which would otherwise have been attributed to it pursuant to paragraph 3.1(v), provided it so notifies the Selling Shareholder in writing on the day following the day on which the Time-limit expires. Upon receiving any such notice, the Selling Shareholder shall be entitled to sell on the ME or another stock exchange all of such shares which otherwise would have been purchased by the Remaining Shareholder at a price which shall not be lower than the minimum price indicated in the Notice, it being understood, for greater certainty, that any purchaser of said shares shall not be bound by the provisions of this Agreement;

          (x) notwithstanding anything to the contrary in this Section 3.1, it is understood and agreed that Multipede shall not, in the case of a sale of Shares by it on a stock exchange, be bound by the provisions of this Section 3.1 nor shall it benefit from the right of first refusal in the case of a sale of Shares by a Shareholder on a stock exchange.

3.2. Sale of less than a Block of Shares. The provisions of Section 3.1 shall not apply in the event that a Selling Shareholder wishes to sell a number of common shares in the capital stock of the Corporation which is less than a Block of Shares.

3.3. Block of Shares. For the purposes of this Agreement, the expression "Block of Shares" shall mean for each Shareholder, a number of Shares equal to fifteen percent (15%) or more of the total number of Shares in the capital stock of the Corporation held by such Shareholder on the date hereof as set forth in Schedule "A" hereof (the "Aggregate Number of Shares") or, as the case may be, shall mean the number of Shares representing less than 15% of the Aggregate Number of Shares, if prior to the sale of such Shares the Shareholder had sold or would sell in the course of such sale, either to a Third Party or on a stock exchange, and either in one or more transactions, a number of Shares totaling 15% of the Aggregate Number of Shares less one. Each Shareholder covenants and agrees to notify in writing all the other Shareholders of a sale of Shares (including the number of Shares sold) which does not constitute a sale of a Block of Shares hereunder no later than two (2) days following such sale.

4.   Special Holding Requirement

     4.1. Notwithstanding anything to the contrary herein, until the Corporation receives the authorization from the competent regulatory authorities of the United States of America to market Hemaseel(TM) HMN and another product requiring technology developed by the Corporation in the field of fibrin sealant, Marc Paquin and Patti Menard agree to hold, whether directly or indirectly, a total of not less than 85% of the number of issued and outstanding common shares of the stated capital of the Corporation held by them, directly or indirectly, at the date of the receipt from the Quebec Securities Commission for the final prospectus filed by the Corporation (hereinafter referred to as the "Prospectus").

5.   Respect of the Quebec Securities Commission Requirements

     5.1. Multipede undertakes not to ask for the release of the Shares it holds and which are escrowed pursuant to an escrow agreement dated June 13, 1996 between Devma, Multipede, Fonds, Biocapital I, Biocapital II, Trust General du Canada and the Corporation except as specifically provided for in section 5 of said escrow agreement.

6.   Head Office Restrictions

     6.1. The Shareholders agree to vote their respective Shares so that the registered office of the Corporation and its decisional center be maintained in the Province of Quebec for a period of at least five (5) years from the date of the Prospectus. It is understood and agreed that the foregoing shall not be construed as preventing the board of directors of the Corporation from delegating decisional powers as and when it sees fit.

7.   Restrictions on the Vote

     7.1. The common shares of the stated capital of the Corporation held by Multipede shall be voted according to the instructions of Marc Paquin.

8.   Mediation and Arbitration

     8.1. The parties hereto shall attempt to resolve any and all disputes hereunder by mediation. The neutral third party mediator, as well as the rules governing the mediation shall be agreed upon by the parties hereto.

     8.2. If the dispute cannot be resolved as per the provisions of Section 8.1 within thirty (30) days of the date of nomination of the mediator, or at any rate within forty five (45) days of the date of the notice of mediation sent by a party hereto, then the dispute shall be settled by final and binding arbitration, by a single arbitrator, and the parties hereby confirm that this provision constitutes an arbitration agreement under article 2638 of the Civil Code of Quebec. Save as expressly provided herein, such arbitration shall be governed by the provisions of the Code of Civil Procedure of Quebec.

          The arbitrator shall be the person appointed by the parties, by mutual agreement, or if the parties shall fail to agree on the choice of the arbitrator, a judge of the Superior Court, District of Montreal, shall appoint such arbitrator upon the motion of one of the parties, and the decision of such judge shall be final and without appeal.

          The parties shall use their best efforts to have any such dispute settled as expeditiously as possible. The cost of the arbitration shall be shared by the disputing parties in the manner determined by the arbitrator. During any arbitration, the parties shall continue to perform their respective covenants and agreements in accordance with the provisions hereof.

9.   Notice

     9.1. Any notice or other document required or permitted to be given hereunder to any of the parties shall be in writing and telecopied, or delivered personally to the parties at their respective addresses set forth hereunder, namely:

          If to Biocapital I and/or Biocapital II:

          Gestion et Investissement en Biotechnologie Biocapital Inc. 2540 Daniel Johnson Blvd.
          Suite 910
          Laval, Quebec
          H7T 2S3
          Attention:  The President
          Telecopier Number:  687-9283

          If to Multipede:

          Multipede Holdings Inc.
          11 Plateau Street
          Pointe Claire, Quebec
          H9R 5W1
          Attention:  The President
          Telecopier Number:  630-7756

          If to the Fonds

          Fonds de Solidarite des Travailleurs du Quebec (F.T.Q.)
          8717 Berri Street
          Montreal, Quebec
          H2M 2T9
          Attention:  Legal Services
          Telecopier Number:  383-2500

          with a copy to the                   8717 Berri Street
          First Vice-President, Investments    Montreal, Quebec
                                               H2M 2T9
                                               Telecopier Number: 383-2505

           If to Devma:

           600 de la Gauchetiere Street West
           Suite 1700
           Montreal, Quebec
           H3B 4L8
           Attention:  The Secretary
           Telecopier Number: 395-8055

           with a copy to Mme Annie Thabet     600 de la Gauchetiere Street West
                                               Suite 1700
                                               Montreal, Quebec
                                               H3B 4L8
                                               Telecopier Number: 395-8055

           If to Paquin and/or Menard:

           1384 Landings Point
           Sarasota, Florida  34231
           U.S.A.
           Telecopier number: (514) 288-7389

           with a copy to Mackenzie Gervais:   770 Sherbrooke Street West
                                               Suite 1300
                                               Montreal, Quebec
                                               H3A 1G1
                                               Attention:  Me Luc Larochelle
                                               Telecopier Number: 288-7389

     or at such other address as the party to whom such notice is to be given may have designated by notice so given to the other parties.

     Any such notice delivered by hand or by telecopier shall be deemed to have been received at the time of confirmed transmission, in the case of a transmission by telecopier or at the time of delivery, if delivered by hand.

10.  Sectional Headings

     10.1. Sectional headings in this Agreement are intended for purposes of reference solely and do not form part hereof.

11.  Final Agreement

     11.1. This Agreement expresses the final agreement between the parties hereto with respect to all matters herein and replaces and supersedes in all respects the unanimous Shareholders' Agreement entered into on July 27, 1994. For greater certainty, all parties hereto hereby
           renounce  to  all  of  their  rights   pursuant   to
           the unanimous Shareholders' Agreement of July 27, 1994 and declare same to be null, void and of no further effect.

12.  Gender

     12.1. In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders and words importing persons shall include firms and corporations.

13.  Governing Law

     13.1. This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec.

14.  Preamble

     14.1. The preamble to this Agreement shall form part hereof as though recited herein at length.

15.  Successors

     15.1. This Agreement shall enure to the benefit of and be binding upon the respective parties and intervenants hereto and their respective heirs, executors, administrators, successors and/or permitted assigns.

16.  No Partnership or Agency

     16.1. The relationship of the parties to each other shall be that of shareholders in the Corporation and the parties do not intend to be nor shall they be deemed to be or be treated as a general partnership, limited partnership, joint venture or association, nor shall any of them for any purpose be or be deemed or treated in any way whatsoever to be, liable or responsible hereunder as partners. For greater certainty, no party hereto is or is intended to be, or shall be deemed to be or treated as the partner, agent or legal representative of any other party hereto, whether for the purpose of this Agreement or otherwise, and no party shall have any authority or power to act for or to undertake any obligation or responsibility or incur any liability on behalf of any other party or otherwise, except as may be specifically provided in this Agreement.

17.  Severability

     17.1. Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. Whenever there is any conflict between any provisions of this Agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but, in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. In the event that any part, article, paragraph or section of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the entire Agreement shall not fail on account thereof, and the balance of this Agreement shall continue in full force and effect. If any tribunal or court or appropriate jurisdiction deems any provision hereof unreasonable, said tribunal or court may declare a reasonable modification hereof, and this Agreement shall be valid and enforceable, and the parties hereto agree to be bound and perform the same, as thus modified.

18.  Language of Agreement

     18.1. The parties acknowledge that they have agreed that the present Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto may be drawn up in English.

19.  Coming into Force

     19.1. This Agreement shall come into force on the date of the termination of the unanimous Shareholders' Agreement of July 27, 1994, provided that closing of the initial public offering of the Corporation occurs on or before July 31, 1996.

20.  Term of this Agreement

     This Agreement shall terminate on the earlier of (i) June 14, 2001; or (ii) the date on which the Shareholders collectively hold, directly or indirectly 10% or less of the total number of issued and outstanding Shares.

                                    SOCIETE EN COMMANDITE FONDS D'INVESTISSEMENT
                                    EN BIOTECHNOLOGIE BIOCAPITAL, herein acting and represented by its general partner, Gestion et investissement en biotechnologie Biocapital Inc.



                                    Per: /s/
                                        ----------------------------------------


                                    SOCIETE EN COMMANDITE FONDS D'INVESTISSEMENT
                                    EN  BIOTECHNOLOGIE   BIOCAPITAL  II,  herein
                                    acting  and   represented   by  its  general
                                    partner, Gestion Biocapital II Inc.



                                    Per: /s/
                                        ----------------------------------------


                                    Multipede Holdings Inc.



                                    Per: /s/
                                        ----------------------------------------

                                    FONDS  DE  SOLIDARITE  DES  TRAVAILLEURS  DU
                                    QUEBEC (F.T.Q.)



                                    Per: /s/
                                        ----------------------------------------



                                    INDUSTRIES DEVMA INC.



                                    Per: /s/
                                        ----------------------------------------


                                    Per: /s/
                                        ----------------------------------------



                                    /s/  Patti Menard
                                    --------------------------------------------
                                    Patti Menard


                                    /s/  Marc Paquin
                                    --------------------------------------------
                                    Marc Paquin